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                                   EXHIBIT 5

   Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                                    Lawyers
                                 P.O. Box 2611
                        Raleigh, North Carolina 27601
                              Phone: 919-821-1220
                              Fax:   919-821-6800

                                 July 31, 2000

Capital Bank Corporation
4901 Glenwood Avenue
Raleigh, NC 27609

Ladies and Gentlemen:

     As counsel for Capital Bank Corporation (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 50,000 shares of its common stock, $0.01 par value (the "Common Stock"), pursuant to the Capital Bank 401(k) Retirement Plan (the "Plan"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

     We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors, and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed relevant for purposes of this opinion. We also have received a certificate of an officer of the Company, dated of even date herewith, relating to the issuance of the Common Stock pursuant to the Plan. Based on such examination and such certificate it is our opinion that the 50,000 shares of Common Stock of the Company which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefor pursuant to the Plan as described in the Registration Statement, such shares will be legally issued, fully paid, and nonassessable.

     The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement that you are about to file with the Securities and Exchange Commission. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under
Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933
Act.

                                            Sincerely yours,

                                        /s/ SMITH, ANDERSON, BLOUNT, DORSETT,
                                               MITCHELL & JERNIGAN, L.L.P.